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Exhibit 10.58

Certain portions of this Exhibit have been filed separately with the Commission and are subject to a request for confidential treatment.

                          STOCK PURCHASE AGREEMENT

         AGREEMENT FOR THE PURCHASE AND SALE OF STOCK dated as of September 17, 1998, by and between AMBI INC., a New York corporation ("AMBI"), and AMERICAN HOME PRODUCTS CORPORATION, a Delaware corporation ("AHP").

                            PRELIMINARY STATEMENT

         The parties are concurrently herewith entering into a License, Option and Marketing Agreement dated the date hereof (the "Product Agreement"). The terms "Effective Date," "HSR Act," "Product," "Option Product," and "Additional Product" shall have the meanings attributed thereto in the Product Agreement.

         The parties wish to provide for certain purchases by AHP of common stock of AMBI ("common stock") and for certain agreements in connection therewith.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

1.   Purchases and Sales of AMBI Stock

     1.1. Base Purchase.

         1.1.1. At a closing (the "Base Closing") to occur on September 24, 1998, or, if a filing is required to be made under the HSR
               Act or rules, within five business days after any applicable waiting periods under the HSR Act or rules shall have terminated or expired, AHP shall purchase from AMBI, and AMBI shall issue to AHP, 3,478,261 shares of common stock (the
               "Base Shares").

         1.1.2. The purchase price for the Base Shares shall be $4,000,000, and shall be paid by AHP at the Base Closing by wire transfer against the delivery by AMBI to AHP of the certificates which represent the Base Shares and the opinion of AMBI's counsel to the effect that the Base Shares are duly authorized, validly issued, fully paid and nonassessable, and free and clear from any liens or encumbrances of any kind (except restrictions from transfer as set forth in applicable securities laws).


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         1.1.3.     The Base Closing shall occur at the offices of AMBI. At such
               Closing, each of AMBI and AHP shall deliver to the other party, a certificate by an officer of each company (whose incumbency is verified by the Corporate Secretary or an Assistant Secretary) certifying that each of the representations and warranties (other than with respect to the number of shares issued and outstanding in the capitalization) are true and correct as of the date of such Closing and that all covenants required to be performed in this Agreement have been performed in all material respects by each such party.

     1.2. Additional Purchases.

         1.2.1. At a closing (each, an "Additional Closing," with any of the "Base Closing" or Additional Closing being referred to herein as a "Closing") to occur at the offices of AMBI concurrently with the execution of each of the first three licenses for any one or more Option Products or Additional Products, as provided in Section 12.2 of the Product Agreement, AHP shall purchase from AMBI, and AMBI shall issue to AHP, a number of additional shares of common stock equal to $(***) divided by (***)% of the average of the closing prices of a share of common stock on NASDAQ on each of the 10 trading days up to and including the date which is 5 trading days immediately preceding such Additional Closing. In addition, as provided in Section 7.2 of the Product Agreement, AHP may make certain purchases of additional shares of AMBI common stock, the number of additional shares of common stock of each purchase being equal to $(***) divided by (***)% of the average of the closing prices of a share of common stock on NASDAQ during the 10 trading days up to and including the date which is 5 trading days immediately preceding such Additional Closing.
               The shares of common stock to be purchased by AHP at each Additional Closing are referred to herein as the "License Shares."

         1.2.2. The purchase price for the License Shares purchased at each Additional Closing shall be $(***), and shall be paid by AHP at such Additional Closing by wire transfer against the delivery by AMBI to AHP of the certificates which represent the License Shares purchased at such Additional Closing and the opinion of AMBI's counsel to the effect that the License Shares are duly authorized, validly issued, fully paid and nonassessable, and free and clear from any liens or encumbrances of any kind (except restrictions from transfer as set forth in applicable securities laws). At such Closing, each of AMBI and AHP shall deliver to the other party, a certificate by an officer of each company (whose incumbency is verified by the Corporate Secretary or an Assistant Secretary) certifying that each of the representations and warranties (other than with respect to the number of shares issued and outstanding in the capitalization) are true and correct as of the date of such Closing and that all covenants required to be


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               performed in this Agreement have been performed in all material respects by each such party.

         1.2.3. By way of example, if on any day AHP executes two licenses for Option Products, AHP shall in connection therewith purchase common stock for an aggregate purchase price of $(***).

         1.2.4. In the event that the common stock of AMBI is not traded on NASDAQ during the period or periods set forth in this Article
               1, the fair market price on each such day shall be determined to be the average bid and asked price on each such day that the common stock is traded on the over-the-counter bulletin board, or if not so traded, as determined in good faith by the Board of Directors of AMBI.

     1.3. Hart-Scott-Rodino

         1.3.1. Prior to the effectuation and as a condition to any Closing under this Agreement, AHP shall have: (i) valued its holdings of AMBI stock and assets and any stock to be acquired at less than $15 million in accordance with Title II of the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder (16 C.F.R. ss.ss.801.1 et seq.); or (ii) determined that no such filing is required to be made under the HSR Act or rules; provided, however, that in the event that AHP has determined that a filing under the HSR Act and rules is required, AMBI and AHP shall promptly make all required filings under the HSR Act and rules, and shall not effect any Closing hereunder until any applicable waiting periods under the HSR Act or rules shall have terminated or expired.

2. Representations And Warranties of AMBI. AMBI represents and warrants to AHP that the following statements are true and correct:

     2.1. Organization and Qualification. AMBI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has corporate power to carry on its business as it is now being conducted. The character of AMBI's properties owned or held under lease and the nature of its activities does not make it necessary that AMBI qualify to do business in any foreign jurisdiction.

     2.2. Capitalization. The authorized capital stock of AMBI consists of 65,000,000 shares of Common Stock, par value $.005 per share, and 5,000,000 shares of Preferred Stock $.01 par value per share. AMBI does not have any outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of AMBI, nor are there outstanding any rights to subscribe for or to purchase, or any agreements providing for the issuance (contingent or otherwise) of, or any options, warrants, calls, commitments, understandings, arrangements or claims of any character relating to, the capital stock of AMBI or any securities


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          convertible into or exchangeable or exercisable for any shares of the capital stock of AMBI. As of September 15, 1998, 21,193,726 shares of AMBI Common Stock, 222 shares of Series C Preferred Stock, and 19,750 shares of Series D Preferred Stock are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. All of the shares of AMBI Stock issuable in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and free and clear from any liens or encumbrances of any kind (except restrictions from transfer as set forth in applicable securities laws).

     2.3. Authority Relative to This Agreement.

         2.3.1. AMBI has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the performance by AMBI of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by AMBI's Board of Directors in all material respects; the issuance of the shares of AMBI Stock pursuant to this Agreement have been duly authorized by AMBI's Board of Directors; and no other corporate proceedings on the part of AMBI are necessary to authorize this Agreement and the transactions contemplated hereby.

         2.3.2. This Agreement has been executed and delivered by AMBI and (assuming the valid authorization, execution and delivery of this Agreement by AHP) is a valid and binding obligation of AMBI enforceable against AMBI in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. No filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by AMBI and its subsidiaries of the transactions contemplated by this Agreement.

         2.3.3. No notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by AMBI of the transactions contemplated by this Agreement (except as may be required by the HSR Act), except for notices or filings the failure to give or make, and authorizations, consents and approvals the failure to obtain, would not materially and adversely affect the ability of AMBI to consummate the transactions contemplated hereby, or the future conduct of the AMBI's business.

         2.3.4. Neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement will result in any of the following:


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              2.3.4.1.     a default or an event that, with notice or lapse of
                      time, or both, would constitute a default, breach or violation of the charter, bylaws or other governing instruments of AMBI, or any material contract, agreement, license or instrument to which AMBI is a party or by which AMBI or its property is bound;

              2.3.4.2.     an event that would permit any Person to terminate
                      any material contract, agreement, license or instrument to which AMBI is a party or by which AMBI or its property is bound, or to accelerate the maturity of any indebtedness or other material obligation of AMBI;

              2.3.4.3.     the creation or imposition of any lien, mortgage,
                      pledge, charge or encumbrance of any kind upon any material asset of AMBI;

              2.3.4.4.     a violation or breach of any statute, ordinance, rule
                      or regulation in any material respect applicable to AMBI, or any writ, injunction or decree of any court or governmental instrumentality to which AMBI is a party or by which it or any of its properties are bound; or

              2.3.4.5.     a loss or adverse modification under the terms
                      thereof, of any material license, franchise or other authorization granted to or otherwise held by AMBI.

     2.4. Reports and Financial Statements. AMBI has filed all required reports and other filings with the Securities and Exchange Commission (the "Commission") and all such filings complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act") and/or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"). As of their respective dates, such reports, statements and other written materials did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited statements and any unaudited interim financial statements of AMBI included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of AMBI and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, except as indicated therein or in the notes thereto.

     2.5. No Material Adverse Change. Since March 31, 1998, as of which date the AMBI filed its most recent report on Form 10-Q, there has not been any material adverse change in the financial condition, results of operations, businesses, properties, assets or liabilities of AMBI taken as a whole.


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     2.6. Fees, Commissions and Expenses. AMBI has not paid or agreed to pay, nor has it received any claims with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

     2.7. Investment Company Act. AMBI is not, and after giving effect to the transactions described herein will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

3. Representations And Warranties Of AHP. AHP represents and warrants to AMBI that the following statements are true and correct in all material respects:

     3.1. Organization and Qualification. AHP is a duly organized, validly existing and in good standing Delaware corporation, and has corporate power to carry on its business as it is now being conducted.

     3.2. Authority Relative to this Agreement.

         3.2.1. AHP has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, the performance by AHP of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized and no other corporate proceedings on the part of AHP are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been executed and delivered by the AHP and (assuming the valid authorization, execution and delivery of this Agreement by AMBI) is a valid and binding obligation of AHP enforceable against AHP in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and subject to general principles of equity. Except as referred to herein, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by AHP of the transactions contemplated herein.

         3.2.2. Neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement will result in any of the following:

              3.2.2.1.     a default or an event that, with notice or lapse of
                      time, or both, would constitute a default, breach or violation of the charter, bylaws or other governing instruments of AHP, or any material contract, agreement, license or instrument to which AHP is a party or by which AHP, or the property of AHP is bound;

              3.2.2.2.     an event that would permit any Person to terminate
                      any material contract, agreement, license or instrument to which AHP is a


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                      party or by which AHP is bound, or to accelerate the
                      maturity of any indebtedness or other obligation of AHP;

              3.2.2.3.     the creation or imposition of any lien, mortgage,
                      pledge, charge or encumbrance of any kind upon any material asset of AHP;

              3.2.2.4.     a violation or breach of any statute, ordinance, rule
                      or regulation in any material respect applicable to AHP , or any writ, injunction or decree of any court or governmental instrumentality to which AHP is a party or by which AHP, or the property of AHP is bound; or

              3.2.2.5.     a loss or adverse modification under the terms
                      thereof, of any material license, franchise or other authorization granted to or otherwise held by AHP.

     3.3. Fees, Commissions and Expenses. Neither AHP nor any of its affiliates has paid or agreed to pay, nor has it received any claims with respect to, any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement.

     3.4. Investment Representations.

         3.4.1. The AMBI Stock may be sold or otherwise transferred only if registered under the Securities Act, pursuant to an exemption therefrom as indicated in an opinion of counsel supplied by AHP reasonably acceptable to AMBI and its counsel, or with the favorable opinion of counsel to AMBI to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act. The certificates representing the AMBI Stock will be legended to reflect this restriction, and stop transfer instructions will apply.

         3.4.2. AHP represents and warrants that it is purchasing the common stock solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under a Registration Statement or as otherwise permitted under the Securities Act.

4. Rule 144 Current Information. AMBI shall timely file periodic reports under the Exchange Act to the end that AMBI shall satisfy the requirements of Rule 144 in relation to the availability of current public information with respect to AMBI.

5.   Participation Registration Rights.

     5.1. If AMBI shall at any time propose the registration under the Securities Act of any shares of common stock, AMBI shall give notice as promptly as possible (but no less than 10 days before filing a registration statement with respect to such registration) of such proposed registration to AHP, and AMBI at its sole expense


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          (except with respect to any underwriting discount) shall use its best efforts to cause such number of Common Shares as AHP shall request within 10 days after the receipt of such notice to be included in any such offering; provided, however, that

         5.1.1. AMBI shall not be required to give notice or include such shares in any such registration which is (A) a registration of a stock option or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation;

         5.1.2. AMBI shall not be required to include such shares in any such registration if AMBI is advised in writing by its investment banking firm that the inclusion of such shares would in its opinion have a materially adverse effect on such proposed offering of its common stock, provided, however, that such exclusion shall be made in proportion to the number of shares proposed to be included in such offering other than by AMBI, and in no case shall such exclusion be more than 10% of the total number of shares proposed to be sold in any such offering; and

     5.2. AMBI may, without the consent of AHP, withdraw such registration statement and abandon the proposed offering in which AHP had requested to participate.

     5.3. AMBI shall supply to AHP a reasonable number of copies of all registration materials and prospectuses. AMBI and AHP shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type, indemnifying AHP for any and all liabilities relating to any registration statement, other than based upon information supplied by AHP specifically for use therein, and in no case shall AHP's liability exceed the proceeds of the sale to AHP under any such offering or registration. AHP shall reasonably cooperate with AMBI in the preparation and filing of the Registration Statement and appropriate amendments thereto, and shall provide to AMBI such information with respect to the AHP as AMBI may reasonably require in connection therewith.

     5.4. AHP's rights under this Section 5 shall terminate on the later of
          (i) 5 years from the date of this Agreement, or (ii) after AHP owns less than 5% of the outstanding common stock of AMBI and is free to sell all shares it owns under Rule 144 (k) of the Securities Act or any successor provision thereof.

6.   General Provisions

     6.1. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the Closing until September 30, 1999, or 12 months from the last Closing in which a certificate with respect to the representations and warranties is made hereunder, as the case may be.


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     6.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if three days after being mailed by registered or certified mail (return receipt requested, postage prepaid) or if delivered personally to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to AMBI, to:

                  AMBI Inc.
                  771 Old Saw Mill Road
                  Tarrytown, NY 10591
                  Attention: Senior Vice President & General Counsel

                  with a copy to:

                  Oscar D. Folger, Esq.
                  Law Offices of Oscar D. Folger
                  521 Fifth Avenue
                  New York, NY 10175

                  if to AHP, to:

                  American Home Products Corporation
                  Five Giralda Farms
                  Madison, NJ 07940
                  Attention: Treasurer

                  with a copy to:

                  American Home Products Corporation
                  Five Giralda Farms
                  Madison, NJ 07940
                  Attention: Senior Vice President and General Counsel

7 Miscellaneous. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) inures to the benefit of the parties hereto and their respective permitted representatives and assigns; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law). This Agreement may be executed in two or more counterparts which together constitute a single agreement.



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8  Publicity. Neither party shall issue any press releases which make references to the other without the consent of the other party, which consent shall not unreasonably withheld. Each party shall therefore provide the other with draft press releases for review and comment. Each party agrees to review and comment promptly on draft press releases received from the other party.

         IN WITNESS WHEREOF, AMBI and AHP have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

AMBI INC.

By: /s/ Fredric D. Price
    ---------------------------------

Name:  Fredric D. Price
       ------------------------------

Title: President & CEO
       ------------------------------

AMERICAN HOME PRODUCTS CORPORATION

By: /s/ Gerald A. Jibilian
    ---------------------------------

Name: Gerald A. Jibilian
      -------------------------------

Title: Vice President
       ------------------------------